Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of OMNOVA Solutions Inc. for the year ended November 30, 2009 of our report dated March 20, 2008, with respect to the financial statements of CPPC-Decorative Products Co., Ltd., included in Form 10-K/A (Amendment No. 1) of OMNOVA Solutions Inc. for the year ended November 30, 2007.

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement No. 333-155731 on Form S-3 of OMNOVA Solutions Inc.;

2.	Registration Statement No. 333-162305 on Form S-8 pertaining to the OMNOVA Solutions Inc. Second Amended and Restated 1999 Equity and Performance Incentive Plan;

3.	Registration Statement No. 333-160509 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;

4.	Registration Statement No. 333-100558 on Form S-8 pertaining to the OMNOVA Solutions Inc. Amended and Restated 1999 Equity and Performance Incentive Plan;

5.	Registration Statement No. 333-88145 on Form S-8 pertaining to the OMNOVA Solutions Inc. 1999 Equity and Performance Incentive Plan;

6.	Registration Statement No. 333-34938 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;

7.	Post Effective Amendment No. 1 to Registration Statement No. 333-34938 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;

of our report dated March 20, 2008, with respect to the financial statements of CPPC-Decorative Products Co., Ltd., incorporated herein by reference and included in Form 10-K/A (Amendment No. 1) of OMNOVA Solutions Inc. for the year ended November 30, 2007.

/s/ Ernst & Young Office Limited

Bangkok, Thailand

January 27, 2010